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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of International Game Technology PLC of our report dated March 15, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in International Game Technology PLC's Annual Report on Form 20-F for the year ended December 31, 2017. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 21, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM